Exhibit 99.2

XPO LOGISTICS ANNOUNCES PUBLIC OFFERING OF COMMON STOCK

GREENWICH, Conn. – July 17, 2017 – XPO Logistics, Inc. (“XPO” or the “Company”) (NYSE: XPO) today announced that it plans to make an offering of 11,000,000 shares of its common stock in a registered underwritten offering. Some of the shares in the offering will be subject to the forward sale agreements described below. XPO expects to grant the underwriters a 30-day option to purchase up to 1,650,000 additional shares.

Morgan Stanley and J.P. Morgan are the joint book-running managers for the offering. Wachtell, Lipton, Rosen & Katz is legal counsel to XPO, and Davis, Polk & Wardwell LLP is legal counsel to the underwriters and forward counterparties for this offering.

XPO expects to enter into forward sale agreements with Morgan Stanley & Co. LLC and an affiliate of J.P. Morgan Securities LLC (the “forward counterparties”) with respect to some of the shares of its common stock included in the offering. In connection with the forward sale agreements, the forward counterparties or their affiliates are expected to borrow and sell to the underwriters the shares subject to the forward sale agreements. Subject to its right to elect cash or net share settlement (which right is subject to certain conditions), XPO intends to deliver to the forward counterparties, upon physical settlement of such forward sale agreements on one or more dates specified by the Company occurring no later than approximately 12 months following the completion of the offering, the shares that are subject to the forward sale agreements in exchange for cash proceeds per share equal to the applicable forward sale price, which will be the public offering price, less underwriting discounts and commissions, and will be subject to certain adjustments as provided in the forward sale agreements.

XPO will receive proceeds from its direct sale of shares of its common stock in this public offering, but it will not initially receive any proceeds from the sale of shares of its common stock by the forward counterparties. XPO expects to use the net proceeds from the sale of the shares of its common stock in this offering and any net proceeds it receives upon the future settlement of the forward sale agreements for general corporate purposes, which may include strategic acquisitions and the repayment or refinancing of outstanding indebtedness.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful. Any offers of the notes will be made only by means of a prospectus and the related prospectus supplement, copies of which may be obtained from Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014 or J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717.

About XPO Logistics

XPO Logistics, Inc. (NYSE: XPO) is a top ten global logistics provider of cutting-edge supply chain solutions to the most successful companies in the world. The company operates as a highly integrated network of people, technology and physical assets in 34 countries, with over 89,000 employees and 1,431 locations. XPO uses its network to help more than 50,000 customers manage their goods more efficiently throughout their supply chains. The company has two reporting segments: transportation and logistics, and within these segments, its business is well diversified by geographies, verticals and types of service. XPO’s corporate headquarters is in Greenwich, Conn., USA, and its European headquarters is in Lyon, France.

Forward-looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included herein are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include those discussed in our filings with the SEC and the following: economic conditions generally; competition and pricing pressures; our ability to align our investments in capital assets, including equipment, service centers and warehouses, to our customers’ demands; our ability to successfully integrate and realize anticipated synergies, cost savings and profit improvement opportunities with respect to acquired companies; our ability to develop and implement suitable information technology systems; our substantial indebtedness, our ability to raise debt and equity capital; our ability to maintain positive relationships with our network of third-party transportation providers; our ability to attract and retain qualified drivers; litigation, including litigation related to alleged misclassification of independent contractors; labor matters, including our ability to manage our subcontractors, and risks associated with labor disputes at our customers and efforts by labor organizations to organize our employees; risks associated with our self-insured claims; risks associated with defined benefit plans for our current and former employees; fluctuations in currency exchange rates; fluctuations in fixed and floating interest rates; our ability to execute our growth strategy through acquisitions; fuel price and fuel surcharge changes; issues related to our intellectual property rights; governmental regulation, including trade compliance laws; and governmental or other political actions, including potential changes to tax policies and regulation in United States (or the failure of expected changes to occur) and the United Kingdom’s likely exit from the European Union. All forward-looking statements set forth in this communication are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on us or our businesses or operations. Forward-looking statements set forth in this document speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law.

Investor Contact:

XPO Logistics, Inc.

Tavio Headley, +1-203-930-1602

tavio.headley@xpo.com

Media Contact:

XPO Logistics, Inc.

Erin Kurtz, +1-203-489-1586

erin.kurtz@xpo.com

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